Exhibit 10.27

FIRST HORIZON PHARMACEUTICAL CORPORATION

DIRECTORS’ COMPENSATION FOR 2006 SUMMARY SHEET

ANNUAL BOARD RETAINER	2005	$30,000
	2006	$30,000

ANNUAL BOARD CHAIRMANSHIP RETAINER	2005	$10,000
	2006	$10,000

ANNUAL COMMITTEE CHAIRMANSHIP RETAINER:

Nominating/Corporate Governance Committee	2005	$5,000
	2006	$5,000

Audit Committee	2005	$5,000
	2006	$5,000

Compensation Committee	2005	$5,000
	2006	$5,000

Mergers and Acquisition Committee	2005	$5,000
	2006	$5,000

BOARD AND COMMITTEE MEETING FEE (In Person Meeting)	2005	$1,500
	2006	$1,500

BOARD AND COMMITTEE MEETING FEE (Telephone Meeting)	2005	$750
	2006	$750

AUDIT COMMITTEE ACCOUNTING EXPERT RETAINER	2005	$—
	2006	$5,000

In 2005, in addition to the base compensation, each director who was not an employee and not affiliated with a greater than 10% stockholder was granted 5,000 stock options and 2,500 restricted shares